NEWS RELEASE

For Release:    Immediately

Contact:    James Brunk, Chief Financial Officer
        (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q4 RESULTS

Calhoun, Georgia, February 8, 2024 — Mohawk Industries, Inc. (NYSE: MHK) today announced fourth quarter 2023 net earnings of $139 million and earnings per share (“EPS”) of $2.18; adjusted net earnings were $125 million, and adjusted EPS was $1.96. Net sales for the fourth quarter of 2023 were $2.6 billion, a decrease of 1.4% as reported and 4.1% on a legacy and constant basis versus the prior year. During the fourth quarter of 2022, the Company reported net sales of $2.7 billion, net earnings of $33 million and EPS of $0.52; adjusted net earnings were $84 million, and adjusted EPS was $1.32.
For the twelve months ending December 31, 2023, the Company reported a net loss of $440 million and a loss per share of $6.90, which included non-cash impairment charges of $878 million; adjusted net earnings were $587 million, and adjusted EPS was $9.19. For the 2023 twelve-month period, net sales were $11.1 billion, a decrease of 5.1% as reported and 7.7% on a legacy and constant basis versus the prior year. For the twelve-month period ending December 31, 2022, the Company reported net sales of $11.7 billion, net earnings of $25 million and EPS of $0.39; adjusted net earnings were $823 million, and adjusted EPS was $12.85.
Commenting on the Company’s fourth quarter and full year results, Chairman and CEO Jeff Lorberbaum stated, “Our fourth quarter results were ahead of our expectations, with benefits from cost containment, productivity and lower input costs. The industry reduced selling prices and we passed through declining costs in energy and raw materials. Under these conditions, we focused on optimizing our revenues and reducing our costs through restructuring actions and manufacturing enhancements. We aggressively managed inventory levels, which reduced our working capital compared to prior year by more than $300 million, excluding acquisitions. We also have invested in sales resources, merchandising and new products with innovative features to inspire consumers to purchase flooring. We closed the year with a net debt to adjusted EBITDA ratio of 1.5 times, free cash flow of $716 million and available liquidity of $1.9 billion, and we are retiring a higher interest rate term loan of approximately $900 million in the first quarter of 2024. We are well positioned to manage current conditions and emerge stronger from this economic cycle when the rebound occurs.
For the fourth quarter, the Global Ceramic Segment reported a 0.6% increase in net sales as reported, or a 4.7% decline on a legacy and constant basis. The Segment’s operating margin was 4.2% as reported, or 4.8% on an adjusted basis. Across the segment, we are managing production to align with demand and have significantly reduced inventory throughout the year. To contain costs, we have increased productivity, reduced overhead and implemented alternative formulations. In the U.S., we are expanding our distribution through our local service centers and offering new collections with premium Italian styling to improve our product mix. We have integrated Vitromex in Mexico and Elizabeth in Brazil and are enhancing our sales, marketing and operational strategies. In both countries, demand significantly declined last year due to rising interest rates and slowing economic conditions, which reduced our results. In Italy, we are optimizing our recent expansion of premium porcelain slabs to meet growing demand in both the residential and commercial channels.
During the fourth quarter, our Flooring Rest of the World Segment’s net sales decreased by 1.5% as reported, or 4.1% on a legacy and constant currency basis. The Segment’s operating margin was 9.5% as reported, or 10.6% on an adjusted basis. The European building product category remains under stress, with consumers remaining cautious and retailers reducing their inventory levels. We are investing in new products for 2024 while implementing tight cost controls. We are re-energizing our flagship Quick-Step brand with inspirational interactive merchandising displays. We are completing the transition to rigid LVT, and we have decommissioned our residential flexible line. Our wood panels performance has declined during the year from cyclically high pricing to a more competitive environment with excess capacity. We continue to implement restructuring actions in the segment and enhance our recent smaller European bolt-on acquisitions, including insulation, MDF boards, sheet vinyl and mezzanine flooring.
In the fourth quarter, our Flooring North America Segment sales declined 3.6%. The Segment’s operating margin was 8.2% as reported, or 6.9% on an adjusted basis. Reduced market volumes led to low industry utilization rates and aggressive competition in the marketplace. We are continuing to invest in sales and marketing initiatives to expand our distribution and improve our long-term growth. To enhance our business, we are making capital investments to increase our differentiated features and lower our manufacturing costs. In each product category, we are introducing innovative new collections, which are being well accepted. The commercial channel outperformed our expectations, led by the hospitality sector. We are leveraging our customer relationships to expand our needle punch flooring and trim acquisitions.

As we enter 2024, our industry is at a cyclical low and we expect seasonality in the first quarter to be more aligned with long-term historical levels. Our businesses are minimizing expenses, reducing overhead and restructuring operations to adapt to present conditions. We are continuing to invest in innovative products to increase sales and mix. We are reacting to competitive pressures to optimize our volumes as we pass through declines in input costs. We continue to manage our inventory and anticipate temporary shutdowns to align with demand. All of our businesses are implementing process enhancement initiatives to reduce the impact of inflation. Given these factors, we anticipate our first quarter adjusted EPS to be between $1.60 and $1.70.
During the past eighteen months, we have initiated many actions across the company to improve our cost structure, manage lower volume and integrate our recent acquisitions. Combined with these actions, improving industry conditions as we emerge from the bottom of this cycle should improve our results in the second half of the year. Markets anticipate that central banks will lower interest rates, expanding home sales, residential remodeling and commercial projects. The pace of improvement of the flooring category will be dependent on inflation rates, consumer confidence and the strength of home sales. We believe the U.S. and Latin American markets could improve before Europe, which could lag due to current geopolitical pressures. After past housing recessions, our industry has rebounded with increased sales and expanding margins for multiple years. Housing remains in short supply across all our geographies, and increased remodeling investments will be required to update the aging housing stock. Our restructuring actions, investments in new technologies, targeted expansions and recent acquisitions will enable us to further expand our business. As the world’s largest flooring company, we believe we are uniquely positioned to improve our results as the market recovers.”
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, GH Commercial, Godfrey Hirst, Grupo Daltile, IVC Commercial, IVC Home, Karastan, Marazzi, Mohawk, Mohawk Group, Mohawk Home, Pergo, Quick-Step, Unilin and Vitromex. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, February 9, 2024, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit http://ir.mohawkind.com/events/event-details/mohawk-industries-inc-4th-quarter-2023-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10185489/fb57257e00 to receive a unique personal identification number or dial 1-833-630-1962 for U.S./Canada and 1-412-317-1843 for international/local on the day of the call for operator assistance. A replay will be available until March 8, 2024, by dialing 1-877-344-7529 for U.S./Canada calls and 1-412-317-0088 for international/local calls and entering access code #3161276.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales	$2,612,278	2,650,675	11,135,115	11,737,065
Cost of sales	1,969,984	2,096,235	8,425,463	8,793,639
Gross profit	642,294	554,440	2,709,652	2,943,426
Selling, general and administrative expenses	473,560	493,362	2,119,716	2,003,438
Impairment of goodwill and indefinite-lived intangibles	1,636	—	877,744	695,771
Operating income (loss)	167,098	61,078	(287,808)	244,217
Interest expense	17,376	14,601	77,514	51,938
Other (income) expense, net	(3,911)	10,008	(10,813)	8,386
Earnings (loss) before income taxes	153,633	36,469	(354,509)	183,893
Income tax expense	14,205	2,917	84,862	158,110
Net earnings (loss) including noncontrolling interests	139,428	33,552	(439,371)	25,783
Net earnings (loss) attributable to noncontrolling interests	(60)	96	145	536
Net earnings (loss) attributable to Mohawk Industries, Inc.	$139,488	33,456	(439,516)	25,247

Basic earnings (loss) per share attributable to Mohawk Industries, Inc.	$2.19	0.53	(6.90)	0.40
Weighted-average common shares outstanding - basic	63,683	63,534	63,657	63,826

Diluted earnings (loss) per share attributable to Mohawk Industries, Inc.	$2.18	0.52	(6.90)	0.39
Weighted-average common shares outstanding - diluted	63,938	63,792	63,657	64,062

Other Financial Information
	Three Months Ended		Twelve Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$296,322	241,718	1,329,229	669,153
Less: Capital expenditures	240,364	150,658	612,929	580,742
Free cash flow	$55,958	91,060	716,300	88,411

Depreciation and amortization	$154,215	159,014	630,327	595,464

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$642,550	509,623
Short-term investments	—	158,000
Receivables, net	1,874,656	1,904,786
Inventories	2,551,853	2,793,765
Prepaid expenses and other current assets	535,158	528,925
Total current assets	5,604,217	5,895,099
Property, plant and equipment, net	4,993,166	4,661,178
Right of use operating lease assets	428,532	387,816
Goodwill	1,159,724	1,927,759
Intangible assets, net	875,383	857,948
Deferred income taxes and other non-current assets	498,847	390,632
Total assets	$13,559,869	14,120,432
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,001,715	840,571
Accounts payable and accrued expenses	2,035,339	2,124,448
Current operating lease liabilities	108,860	105,266
Total current liabilities	3,145,914	3,070,285
Long-term debt, less current portion	1,701,785	1,978,563
Non-current operating lease liabilities	337,506	296,136
Deferred income taxes and other long-term liabilities	745,528	757,534
Total liabilities	5,930,733	6,102,518
Total stockholders' equity	7,629,136	8,017,914
Total liabilities and stockholders' equity	$13,559,869	14,120,432

Segment Information
	Three Months Ended		As of or for the Twelve Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales:
Global Ceramic	$993,739	987,699	4,300,107	4,307,681
Flooring NA	912,049	945,959	3,829,386	4,207,041
Flooring ROW	706,490	717,017	3,005,622	3,222,343
Consolidated net sales	$2,612,278	2,650,675	11,135,115	11,737,065

Operating income (loss):
Global Ceramic	$41,505	69,033	(166,448)	(236,066)
Flooring NA	74,605	(28,950)	(57,182)	231,076
Flooring ROW	67,137	35,902	69,727	340,167
Corporate and intersegment eliminations	(16,149)	(14,907)	(133,905)	(90,960)
Consolidated operating income (loss)	$167,098	61,078	(287,808)	244,217

Assets:
Global Ceramic			$4,988,347	4,841,310
Flooring NA			3,909,943	4,299,360
Flooring ROW			4,051,647	4,275,519
Corporate and intersegment eliminations			609,932	704,243
Consolidated assets			$13,559,869	14,120,432

Reconciliation of Net Earnings (Loss) Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net earnings (loss) attributable to Mohawk Industries, Inc.	$139,488	33,456	(439,516)	25,247
Adjusting items:
Restructuring, acquisition and integration-related and other costs	8,591	49,701	129,323	87,819
Inventory step-up from purchase accounting	—	1,218	4,476	2,762
Impairment of goodwill and indefinite-lived intangibles	1,636	—	877,744	695,771
Legal settlements, reserves and fees	(4,652)	9,231	87,824	54,231
Release of indemnification asset	(107)	—	(2,957)	7,324
Income taxes - reversal of uncertain tax position	107	—	2,957	(7,324)
Income taxes - impairment of goodwill and indefinite-lived intangibles	—	—	(12,838)	(10,168)
European tax restructuring	(9,999)	—	(9,999)	—
Income tax effect of adjusting items	(9,805)	(9,245)	(50,038)	(32,536)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$125,259	84,361	586,976	823,126

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.96	1.32	9.19	12.85
Weighted-average common shares outstanding - diluted	63,938	63,792	63,892	64,062

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)	December 31, 2023
Short-term debt and current portion of long-term debt	$1,001,715
Long-term debt, less current portion	1,701,785
Total debt	2,703,500
Less: Cash and cash equivalents	642,550
Net debt	$2,060,950

Reconciliation of Net Earnings(Loss) to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(Amounts in thousands)	April 1, 2023	July 1, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net earnings (loss) including noncontrolling interests	$80,276	101,214	(760,289)	139,428	(439,371)
Interest expense	17,137	22,857	20,144	17,376	77,514
Income tax expense	28,943	26,760	14,954	14,205	84,862
Net (earnings) loss attributable to noncontrolling interests	(38)	3	(170)	60	(145)
Depreciation and amortization(1)	169,909	156,633	149,570	154,215	630,327
EBITDA	296,227	307,467	(575,791)	325,284	353,187
Restructuring, acquisition and integration-related and other costs	8,971	33,682	47,606	5,959	96,218
Inventory step-up from purchase accounting	3,305	1,276	(105)	—	4,476
Impairment of goodwill and indefinite-lived intangibles	—	—	876,108	1,636	877,744
Legal settlements, reserves and fees	990	48,022	43,464	(4,652)	87,824
Release of indemnification asset	(857)	(103)	(1,890)	(107)	(2,957)
Adjusted EBITDA	$308,636	390,344	389,392	328,120	1,416,492

Net debt to adjusted EBITDA					1.5
(1)Includes accelerated depreciation of $23,019 for Q1 2023, $7,978 for Q2 2023, ($525) for Q3 2023 and $2,632 for Q4 2023.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended		Twelve Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Mohawk Consolidated
Net sales	$2,612,278	2,650,675	11,135,115	11,737,065
Adjustment for constant shipping days	1,878	—	20,707	—
Adjustment for constant exchange rates	9,987	—	71,553	—
Adjustment for acquisition volume	(82,669)	—	(389,018)	—
Adjusted net sales	$2,541,474	2,650,675	10,838,357	11,737,065

	Three Months Ended
	December 31, 2023	December 31, 2022
Global Ceramic
Net sales	$993,739	987,699
Adjustment for constant shipping days	12,719	—
Adjustment for constant exchange rates	15,521	—
Adjustment for acquisition volume	(80,321)	—
Adjusted net sales	$941,658	987,699

Flooring ROW
Net sales	$706,490	717,017
Adjustment for constant shipping days	(10,841)	—
Adjustment for constant exchange rates	(5,534)	—
Adjustment for acquisition volume	(2,348)	—
Adjusted net sales	$687,767	717,017

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Gross Profit	$642,294	554,440
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	2,829	39,159
Inventory step-up from purchase accounting	—	1,218
Adjusted gross profit	$645,123	594,817

Adjusted gross profit as a percent of net sales	24.7%	22.4%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Selling, general and administrative expenses	$473,560	493,362
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(8,507)	(8,480)
Legal settlements, reserves and fees	4,652	(9,231)
Adjusted selling, general and administrative expenses	$469,705	475,651

Adjusted selling, general and administrative expenses as a percent of net sales	18.0%	17.9%

Reconciliation of Operating Income (Loss) to Adjusted Operating Income
	Three Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Mohawk Consolidated
Operating income	$167,098	61,078
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	11,336	47,639
Inventory step-up from purchase accounting	—	1,218
Impairment of goodwill and indefinite-lived intangibles	1,636	—
Legal settlements, reserves and fees	(4,652)	9,231
Adjusted operating income	$175,418	119,166

Adjusted operating income as a percent of net sales	6.7%	4.5%

Global Ceramic
Operating income	$41,505	69,033
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,907	1,054
Impairment of goodwill and indefinite-lived intangibles	1,636	—
Adjusted segment operating income	$48,048	70,087

Adjusted segment operating income as a percent of net sales	4.8%	7.1%

Flooring NA
Operating income (loss)	$74,605	(28,950)
Adjustments to segment operating income (loss):
Restructuring, acquisition and integration-related and other costs	(1,113)	28,174
Legal settlements, reserves and fees	(10,250)	—
Adjusted segment operating income (loss)	$63,242	(776)

Adjusted segment operating income (loss) as a percent of net sales	6.9%	(0.1)%

Flooring ROW
Operating income	$67,137	35,902
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	7,542	18,411
Acquisitions purchase accounting, including inventory step-up	—	1,218
Adjusted segment operating income	$74,679	55,531

Adjusted segment operating income as a percent of net sales	10.6%	7.7%

Corporate and intersegment eliminations
Operating (loss)	$(16,149)	(14,907)
Adjustments to segment operating (loss):
Legal settlement, reserves and fees	5,598	9,231
Adjusted segment operating (loss)	$(10,551)	(5,676)

Reconciliation of Earnings (Loss) Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
	Three Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Earnings before income taxes	$153,633	36,469
Net earnings (loss) attributable to noncontrolling interests	60	(96)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	8,591	49,701
Inventory step-up from purchase accounting	—	1,218
Impairment of goodwill and indefinite-lived intangibles	1,636	—
Legal settlements, reserves and fees	(4,652)	9,231
Release of indemnification asset	(107)	—
Adjusted earnings including noncontrolling interests before income taxes	$159,161	96,523

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Income tax expense	$14,205	2,917
Income taxes - reversal of uncertain tax position	(107)	—
European tax restructuring	9,999	—
Income tax effect of adjusting items	9,805	9,245
Adjusted income tax expense	$33,902	12,162

Adjusted income tax rate	21.3%	12.6%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, release of indemnification assets, the reversal of uncertain tax positions and European tax restructuring.